AMENDMENT NO. 1 TO MANAGEMENT SERVICES AGREEMENT
This AMENDMENT NO. 1 TO MANAGEMENT SERVICES AGREEMENT (this “Amendment”), dated as of October 27, 2022 and effective as of February 25, 2022 (the “Effective Date”), and is between Steel Services Ltd. (“Steel Services”), a Delaware corporation, having an office at 590 Madison Avenue, 32nd Floor, New York, New York 10022 and Steel Connect, Inc., a Delaware corporation (the “Company”), having an office at 2000 Midway Lane, Smyrna, Tennessee 37167.
WHEREAS, the Company and Steel Services have previously entered into that certain Management Services Agreement, dated as of June 1, 2019 (the “Management Services Agreement”), pursuant to which Steel Services agreed to furnish certain services to the Company, as set forth on Exhibit A attached thereto, as it may be amended from time to time pursuant to the terms thereof (the “Services”), and Steel Services agreed to furnish the Services, pursuant to the terms and conditions set forth therein;
WHEREAS, on February 25, 2022, the Company disposed of its ownership in its wholly-owned subsidiary, IWCO Direct Holdings, Inc. (the “IWCO Direct Disposal”), and in connection with the IWCO Direct Disposal and certain other operational changes, the monthly fee for the Services provided by Steel Services (the “Fee Amount”) is proposed to be reduced;
WHEREAS, the Company and the Steel Services desire to amend the Management Services Agreement to reflect the reduction in the Fee Amount attributable to the IWCO Direct Disposal and certain other operational changes; and
WHEREAS, capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Management Services Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
1. Amendment to the Management Services Agreement. As of the Effective Date:
(a) The Fee Amount set forth in Exhibit A of the Management Services Agreement is hereby amended to reflect the Fee Amount set forth in Exhibit I attached hereto.
2. Date of Effectiveness. This Amendment is effective as of February 25, 2022.
3. Continuing Effect. Except as expressly modified and amended herein, all of the terms and conditions of the Management Services Agreement shall remain in full force and effect and are hereby ratified and confirmed by the parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Management Services Agreement or as a waiver of or consent to any further or future action on the part of any party that would require the waiver or consent of another party. On and after the Effective Date, each reference in the Management Services Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Management Services Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Management Services Agreement, will mean and be a reference to the Management Services Agreement as amended by this Amendment.
4. Representations and Warranties. Steel Services hereby represents and warrants to the Company that all representations and warranties made in Section 4 of the Management Services Agreement remain true and correct as of the date hereof, and, to the extent they originally applied to the Management Services Agreement, apply to both this Amendment and the Management Services Agreement as amended by the Amendment.
5. Counterparts; Choice of Law. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. This Amendment shall be construed under the laws of the State of New York and the parties hereby submit to the personal jurisdiction of any federal or state court located therein, and agree that jurisdiction shall rest exclusively therein, without giving effect to the principles of conflict of laws.
6. Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Amendment.

[signature page follows]

The parties have duly executed this Agreement as of the date first above written.
STEEL SERVICES LTD.

By:	/s/ Jason Wong
Name: Jason Wong
Title: CFO, Treasurer

STEEL CONNECT, INC.

By:	/s/ Jason Wong
Name: Jason Wong
Title: CFO

EXHIBIT I

The “Services” shall include providing the non-exclusive services of a person or people to serve in the following position or functions, and perform duties normally associated with that specific or substantially equivalent position or function for the Company:

LEGAL AND ENVIRONMENTAL HEALTH & SAFETY
• Board meetings
• SEC and Nasdaq reporting
• Financial transactions
• Mergers and acquisitions
• Contract review
• Litigation management
• Labor and employment
• All other legal (intellectual property, etc.)
• Compliance and risk management
• Environmental, health and safety compliance

FINANCE AND TREASURY
• CFO services to direct external reporting
• Financing evaluation and transactional support
• Bank account rationalization and fee negotiations
• Treasury workstation and credit card/procurement card evaluation
• Insurance renewals

HUMAN RESOURCES	• Retention, recruitment, compensation benchmarking and standardization • Wellness programs
LEAN	• Lean leadership training • Kaizen event facilitation • Strategy deployment • Solution selling • Joint purchasing participation
INTERNAL AUDIT	• Support SOA implementation • Ongoing SOA testing and control deficiency remediation • Third party resource coordination • Audit software implementation and deployment
MERGERS AND ACQUISITIONS	• Target sourcing and identification • Strategy and execution for sell-side process • Valuation analysis and deal structuring • End-to-end due diligence support and deal execution
INFORMATION TECHNOLOGY	• Security and audit • Systems administration • Licensing, procurement and hardware standards

The monthly fee for providing the Services shall be $101,920, paid in advance on the first day of the month.

DESIGNATED KEY PERSONS
Chief Financial Officer
General Counsel
Head of Lean Leadership
Head of Internal Audit Function